UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2020

SAIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway, Suite 400 Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 232-5067

No Changes.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

Retirement of Herbert A. Trucksess, III from Board of Directors

On March 5, 2020, Herbert A. Trucksess, III notified Saia, Inc. (the “Company”) that he would step down as Chairman and retire from the Board of Directors on April 28, 2020, which is the scheduled date of the 2020 Annual Meeting of Stockholders.  Mr. Trucksess’ retirement is not due to any disagreement with the Company related to the Company’s operations, policies or practices.

Retirement of Richard D. O’Dell as Chief Executive Officer and Election as Chairman of the Board

On March 5, 2020, Richard D. O’Dell notified the Company of his retirement as Chief Executive Officer, effective April 28, 2020.  Mr. O’Dell will continue to be a member of the Company’s Board of Directors and the Board has elected him to become Chairman of the Board on April 28, 2020.

In connection with his retirement as CEO, on March 5, 2020, the Company and Mr. O’Dell entered into (i) a Termination of Employment Agreement (“O’Dell Termination of Employment Agreement”) pursuant to which Mr. O’Dell’s Employment Agreement, dated October 24, 2006, will terminate on April 28, 2020 (other than the restrictive covenants and related provisions which survive termination) and (ii) a Termination of Executive Severance Agreement (“O’Dell Termination of Executive Severance Agreement”) pursuant to which Mr. O’Dell’s Executive Severance Agreement, dated October 24, 2006, will terminate on April 28, 2020.

Following his retirement as CEO and appointment as Chairman of the Board, Mr. O’Dell, will receive customary compensation as a non-employee director, including an annual retainer of $65,000, plus an additional $100,000 for serving as Chairman of the Board.  Mr. O’Dell will be eligible to receive the restricted stock grant paid annually to non-employee directors on May 1, which for 2020 will be an award 1,098 shares of restricted stock, initially valued at $110,000 based on the closing price of the Company’s stock on February 6, 2020.  The Company will reimburse Mr. O’Dell for the cost of health insurance coverage for himself and his spouse for 24 months following his retirement as CEO.

Promotion of Frederick J. Holzgrefe, III to President and Chief Executive Officer

On March 5, 2020, the Company’s Board of Directors appointed Frederick J. Holzgrefe, III as President and Chief Executive Officer of the Company, effective April 28, 2020.  Mr. Holzgrefe is 52 years old and has served as President and Chief Operating Officer of the Company since January 2019.  From September 2014 through January 2019, Mr. Holzgrefe served as Chief Financial Officer of the Company.  Mr. Holzgrefe also has served as a Director of the Company since January 2019.

There are no family relationships between Mr. Holzgrefe and any director or executive officer of the Company.  Mr. Holzgrefe has not engaged in any transaction with the Company that would be reportable pursuant to Item 404(a) of Regulation S-K.

On March 5, 2020, the Company entered into an Employment Agreement with Mr. Holzgrefe, effective on April 28, 2020 (the “Holzgrefe Employment Agreement”) that provides for a minimum base salary of $723,000 and participation in the Company’s annual and long-term incentive compensation plans and other benefit plans of Saia.  Mr. Holzgrefe’s target annual incentive was set at 100% of base salary and his target long-term incentive was set at 200% of base salary.

The Holzgrefe Employment Agreement provides that if he is terminated without Cause or leaves for Good Reason, he is entitled to severance benefits, including a cash payment equal to two times his annual rate of base salary, and he (and his spouse, as applicable) would remain covered for 24 months following such termination by certain employee benefit plans and programs.  In addition, all stock options held by Mr. Holzgrefe would become fully exercisable for a period of two years following his termination (but not beyond the term of the option) and shares of restricted stock held for one year or more would vest pro rata over three years.  The severance benefits are contingent on the execution by Mr. Holzgrefe of a release in favor of the Company and the compliance with non-disclosure, non-competition and non-solicitation provisions contained in the Holzgrefe Employment Agreement.

On March 5, 2020, Mr. Holzgrefe entered into a new double trigger Executive Severance Agreement, effective on April 28, 2020 (the “Holzgrefe Executive Severance Agreement”) that provides him with certain severance benefits in the event of a “Change of Control” of the Company followed within two years by (i) the termination by the Company of Mr. Holzgrefe’s employment for any reason other than death, disability, retirement or “cause” or (ii) the resignation of Mr. Holzgrefe due to an adverse change in title, authority or duties, a transfer to a new location more than 50 miles from the location where he was employed immediately prior to the Change of Control, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with Saia’s practice prior to the Change of Control. The severance benefits in such event include a lump sum payment equal to three times the highest base salary and annual cash bonuses paid or payable to him in any consecutive 12-month period during the three years prior to termination and the immediate vesting of all outstanding stock options, which options remain exercisable for one year.  In addition, for three years following the employment termination Mr. Holzgrefe is deemed to remain an employee of the Company for purposes of applicable medical, life insurance and long-term disability plans and programs covering him.

The foregoing description of the O’Dell Termination of Employment Agreement, the O’Dell Termination of Executive Severance Agreement, the Holzgrefe Employment Agreement and the Holzgrefe Executive Severance Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, and are incorporated herein by reference.  A copy of the press release announcing the retirement of Mr. Trucksess from the Board, the retirement of Mr. O’Dell as Chief Executive Officer and his election as Chairman of the Board, and the promotion of Mr. Holzgrefe as Chief Executive Officer is attached to this report as Exhibit 99.

Item 8.01	Other Events

On March 5, 2020, the Board of Directors of Saia, Inc. approved a resolution to reduce the size of the Board to ten (10) directors and reduce the number of Class III directors to three (3), effective on April 28, 2020.

Item 9.01	Financial Statements and Exhibits
10.1	Termination of Employment Agreement between Richard D. O’Dell and Saia, Inc. entered into on March 5, 2020, effective April 28, 2020
10.2	Termination of Executive Severance Agreement between Richard D. O’Dell and Saia, Inc. entered into on March 5, 2020, effective April 28, 2020
10.3	Employment Agreement between Frederick J. Holzgrefe, III and Saia, Inc. entered into on March 5, 2020, effective April 28, 2020
10.4	Executive Severance Agreement between Frederick J. Holzgrefe, III and Saia, Inc. entered into on March 5, 2020, effective April 28, 2020
99.1	Press release of Saia, Inc. dated March 6, 2020
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.
Date: March 6, 2020	/s/ Stephanie R. Maschmeier Stephanie R. Maschmeier Chief Accounting Officer (Principal Accounting Officer)